Exhibit 10.1

TRANSACTION AGREEMENT

THIS TRANSACTION AGREEMENT (this "Agreement") is made this 7th day of May, 2015 (the “Effective Date”) by and among MONOGRAM RESIDENTIAL MASTER PARTNERSHIP I LP, a Delaware limited partnership (the "Master Partnership"), REIT MP GP, LLC, a Delaware limited liability company ("General Partner"), STICHTING DEPOSITARY PGGM PRIVATE REAL ESTATE FUND (the “Title Holder”), a Dutch foundation (stichting), acting in its capacity as title holder of and for the account and risk of PGGM Private Real Estate Fund (the “Fund” and together with the Title Holder, “Limited Partner”), a Dutch fund for the joint account of the participants (fonds voor gemene rekening), MONOGRAM RESIDENTIAL WATERFORD PLACE REIT, LLC, a Delaware limited liability company (“SG Seller”) and each entity set forth on the signature page hereto as a “Buyer” (individually and/or collectively, as the context may require, “Buyer”), each of which Buyer is an indirect, wholly-owned subsidiary of Monogram Residential Trust, Inc., a Maryland corporation (“Monogram REIT”). The parties hereto are referred to herein individually as a "Party" and collectively as the "Parties".

RECITALS:

A.The General Partner, as the general partner, and Limited Partner, as the sole limited partner, entered into that certain Fourth Amended and Restated Agreement of Monogram Residential Master Partnership I LP, dated as of December 20, 2013 (the “Master Partnership Agreement”), which Master Partnership Agreement governs the business and affairs of the Master Partnership.

B.The General Partner owns a Percentage Interest of one percent (1%) in the Master Partnership and Limited Partner owns a Percentage Interest of ninety-nine percent (99%) in the Master Partnership, in each case pursuant to the Master Partnership Agreement.

C.As of the date hereof, Monogram REIT owns, among other assets, through one or more subsidiaries, the percentage ownership interests (the “Monogram REIT Percentage Interest”) in the entities as set forth on Exhibit A attached hereto and made a part hereof (each such entity set forth on Exhibit A attached hereto and made a part hereof, individually, an “Acquired Entity” and, collectively, the “Acquired Entities”).

D.As of the date hereof, (i) Master Partnership owns, among other assets, through one or more subsidiaries, the percentage ownership interests (the “Master Partnership Percentage Interest”) in the Acquired Entities as set forth on Exhibit A attached hereto and made a part hereof (such interests in each such Acquired Entity, a "Master Partnership Interest" and, collectively, the "Master Partnership Interests"), and (ii) SG Seller owns the percentage ownership interest (the “SG Percentage Interest”) in the Acquired Entity as set forth on Exhibit A attached hereto and made a part hereof (such interest in such Acquired Entity, the "SG Interest");

E.Each Acquired Entity owns, directly or indirectly, the ownership interests in (x) the project set forth opposite the name of such Acquired Entity on Exhibit A attached hereto and made a part hereof (each such project, an “Acquired Project” and, collectively, the “Acquired Projects”)

or (y) the mezzanine loan set forth opposite the name of such Acquired Entity on Exhibit A attached hereto and made a party hereof (such mezzanine loan, the “Mezzanine Loan”);

F.The Master Partnership owns, directly or indirectly, the percentage ownership interests described on Exhibit B attached hereto and made a part hereof, in the properties more particularly described on Exhibit B attached hereto and made a part hereof (individually, a “Converted Project” and, collectively, the “Converted Projects”); and

G.The Parties desire to enter into certain transactions with respect to the Master Partnership Agreement, the Master Partnership Interests and the Converted Projects, on and subject to the terms and provisions of this Agreement, including, without limitation, the General Partner and the Limited Partner desire to amend the Master Partnership Agreement pursuant to an Amendment No. 1 to Master Partnership Agreement in the form attached hereto as Exhibit C (“Amendment No. 1”), which Amendment No. 1 amends the Master Partnership Agreement to give effect to the transactions contemplated by this Agreement, including the Acquisition Transaction (as hereinafter defined), the Stone Gate Acquisition Transaction (as hereinafter defined) and the Conversion Transaction (as hereinafter defined). Capitalized terms used and not defined in this Agreement shall have the meanings ascribed to such terms in the Master Partnership Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, do hereby agree as follows:

1.Recitals. The Parties agree that the Recitals set forth above are true and correct and all of the Recitals are hereby incorporated herein by this reference.

2.Acquisition Transaction / Stone Gate Acquisition Transaction.

(a)Purchase and Sale of the Interests.
(i)    Upon the terms and subject to the conditions of this Agreement, contemporaneously with the execution of this Agreement (the “Closing”) on the Effective Date, Master Partnership agrees to sell to each applicable Buyer, and each applicable Buyer agrees to purchase from Master Partnership (the “Acquisition Transaction”), the Master Partnership Interests in the Acquired Entity set forth opposite the name of each such applicable Buyer on Exhibit A attached hereto and made a part hereof.
(ii)     Upon the terms and subject to the conditions of this Agreement, at the Closing on the Effective Date, SG Seller agrees to sell to the applicable Buyer, and the applicable Buyer agrees to purchase from SG Seller (the “Stone Gate Acquisition Transaction”), the SG Interest in the Acquired Entity set forth opposite the name of such applicable Buyer on Exhibit A attached hereto and made a part hereof.

(b)    Purchase Price.
(i)    Subject to the adjustments set forth in this Agreement, including, without limitation, in Section 2(d) of this Agreement, the consideration to be paid by the applicable Buyers to Master Partnership for the Master Partnership Interests shall be $99,154,820.08 (the “Master Partnership Purchase Price”), which Purchase Price shall be allocated among the Master Partnership Interests in the Acquired Entities and each applicable Buyer as set forth on Exhibit A attached hereto and made a part hereof.
(ii)    Subject to the adjustments set forth in this Agreement, including, without limitation, in Section 2(d) of this Agreement, the consideration to be paid by the applicable Buyer to SG Seller for the SG Interest shall be $43,248,774.57 (the “SG Purchase Price”).
(c)    Purchase Price Return. If the Closing does not occur on or prior to May 1, 2015, the Master Partnership Purchase Price and the SG Purchase Price shall accrue an eight percent (8%) per annum return (the “Purchase Price Return”) following May 1, 2015 until the earlier to occur of (and including) (x) the Effective Date or (y) July 1, 2015, which Purchase Price Return shall be paid by the applicable Buyer to the Master Partnership and SG Seller, respectively, at Closing as additional purchase price consideration for the Master Partnership Interests and the SG Interest in the Acquired Entities, respectively. Notwithstanding the foregoing, if any distributions are made by an Acquired Entity between May 1, 2015 and Closing, the portion of any Purchase Price Return payable or distributable to the Master Partnership at Closing shall be reduced dollar-for-dollar by the aggregate amount of such distributions that are distributed to the Master Partnership.
(d)    Adjusted Working Capital. The Adjusted Working Capital (as such term is defined below) of each Acquired Entity as of 12:01 a.m. on May 1, 2015 shall be prorated and adjusted between the applicable Buyer and (a) with respect to the Master Partnership Interests, the Master Partnership, and (b) with respect to the SG Interest, SG Seller. If the Adjusted Working Capital of any Acquired Entity is a negative number, then the applicable Buyer shall receive a credit at Closing equal to such Adjusted Working Capital multiplied by (x) with respect to the Master Partnership Interests, the Master Partnership Percentage Interest in such Acquired Entity, and (y) with respect to the SG Interest, the SG Percentage Interest in such Acquired Entity. If the Adjusted Working Capital of any Acquired Entity is a positive number, then the Master Partnership or SG Seller (as applicable) shall receive a credit at Closing equal to such Adjusted Working Capital multiplied by (i) with respect to the Master Partnership and the Master Partnership Interests, the Master Partnership Percentage Interest in such Acquired Entity, and (ii) with respect to the SG Seller and the SG Interest, the SG Percentage Interest in such Acquired Entity.
(i)    Adjusted Working Capital. “Adjusted Working Capital” means, for each Acquired Entity, the aggregate Current Assets of such Acquired Entity and the subsidiaries directly or indirectly owned by such Acquired Entity, less the Current Liabilities of each such Acquired Entity and the subsidiaries directly or indirectly owned by such Acquired Entity, as follows:

(1)    “Current Assets” shall include the following:
(A)    Cash, cash equivalents, investments, restricted cash, escrows, deposits and reserves held by lenders, utility companies, municipalities or others; plus
(B)    Billed accounts receivable (but excluding any accounts receivable more than 60 days past due); plus
(C)    Refunds and reimbursements; plus
(D)    Prepaid operating expenses, excluding (a) capitalized leasing costs, (b) capitalized legal costs, (c) capitalized leasing commissions, and (d) other deferred assets; plus
(E)    Estimated utility amounts owed by residents but not yet billed; plus
(F)    Estimated insurance claim receivables (but without duplicating any item included under Section 2(d)(i)(1)(B)); plus
(G)    The principal balance of each loan receivable and all accrued but unpaid interest thereon (but excluding the principal balance of any loan receivable reflected in (as applicable) the Master Partnership Purchase Price or the SG Purchase Price).
(2)    “Current Liabilities” shall include (without duplication) the following:
(A)    The principal balance of each loan and all accrued but unpaid interest thereon (but excluding any mortgage debt secured by an Acquired Project and already reflected in (as applicable) the Master Partnership Purchase Price or the SG Purchase Price);
(B)    Accounts payable to tenants under leases, including tenant deposits of every kind and nature;
(C)    Accounts payable to others (including, without limitation, real estate taxes and assessments, federal, state and local taxes and sales taxes to the extent unpaid);
(D)    Amounts secured by liens against any Acquired Project which have not been released or insured or bonded over (not including liens or security interests securing any loans);
(E)    Amounts payable to Monogram REIT or any of its Affiliates as reimbursement to them of expenses paid on behalf of the

Acquired Entity and the subsidiaries directly or indirectly owned by such Acquired Entity but not yet not reimbursed;
(F)    Amounts necessary to redeem any preferred units holders in any Subsidiary REIT holding any direct or indirect interest in an Acquired Project, together with all accrued and unpaid preferred return on such preferred units;
(G)    Estimated amounts necessary to (x) prepare and file the 2015 tax returns of the Acquired Entities (and their subsidiaries) and (y) audit the 2015 annual financial statements of the Acquired Entities;
(H)    Other accrued liabilities then due and payable; and
(I)    The minority interest attributable to other third party direct or indirect interests in the Acquired Project commonly known as Veritas, but only if positive, calculated using (as applicable) the Master Partnership Purchase Price and the Adjusted Working Capital determined in accordance with this Section 2(d) for such Acquired Entity directly or indirectly owning such Acquired Project commonly known as Veritas.
Notwithstanding the foregoing, for purposes of determining the Adjusted Working Capital of any Acquired Entity pursuant to this Section 2(d), the Adjusted Working Capital of such Acquired Entity shall be deemed increased by the “Capital Expenditure Working Capital Adjustment” set forth opposite each such Acquired Entity on Exhibit A attached hereto and made a part hereof, which “Capital Expenditure Working Capital Adjustment” (A) shall be determined utilizing the March 31, 2015 financial statements for each such Acquired Entity (and shall be subject to reconciliation after Closing in accordance with Section 2(d)(iii) of this Agreement) and (b) reflects the Parties’ estimate as to the amount of capital expenditures paid for, or included as a current liability, with respect to the Acquired Project owned by such Acquired Entity during the period from January 1, 2015 through May 1, 2015.
(ii)    Accrual Method. In calculating Current Assets and Current Liabilities for the purposes of determining the Adjusted Working Capital for any Acquired Entity, the accrual method shall be utilized, including accruals for rent and other tenant income, real and personal property taxes and assessments, insurance expense or returned premiums, if any, business license taxes and security deposits.
(iii)    Pre-Closing Estimate and Reconciliation after Closing. Not later than three (3) Business Days prior to Closing, the parties shall estimate the Adjusted Working Capital for each Acquired Entity utilizing the March 31, 2015 financial statements for each such Acquired Entity and such additional information as the Parties have been able with their diligent efforts to obtain. The Adjusted Working Capital for each Acquired Entity shall be subject to correction and adjustment after Closing, including adjustments to reflect changes from March 31, 2015 to 12:01 a.m. on May 1, 2015, which the parties shall use commercially efforts to complete based on final Adjusted Working Capital calculations for each Acquired Entity delivered by the Buyer to (as applicable) Master Partnership or SG Seller no later than ninety (90) days after the date of Closing.
Based upon such Adjusted Working Capital calculations, the Parties jointly shall prepare prior to Closing a separate closing statement (each, an “Acquisition Closing Statement”) for the Acquisition Transaction and the Stone Gate Acquisition Transaction, which shall set forth the applicable Adjusted Working Capital calculations, the allocation of closing costs as set forth in this Agreement and such other items as are required by this Agreement to be included in each Acquisition Closing Statement. Each Acquisition Closing Statement shall be approved by all of the Parties hereto and shall be executed by the Buyer and (as applicable) Master Partnership or SG Seller at Closing, and the items set forth in each Acquisition Closing Statement shall be final, except (x) as set forth in Section 2(d)(iii) above and (ii) if, at any time within ninety (90) days after Closing, any Party discovers any item which was omitted or incorrectly adjusted in any Acquisition Closing Statement, such item shall be adjusted and prorated in the same manner as if its existence or such error had been known at the time of the preparation of such Acquisition Closing Statement, and the Party in whose favor such original omission or error was made shall refund such difference to the other Party promptly after the original omission or error is discovered. Master Partnership and the SG Seller shall take into account the Master Partnership’s and the SG Seller’s, respectively, distributive share (within the meaning of Section 704(b) of the Code) of all items of income, gain, loss, expense, deduction and credit of any Acquired Entity that are allocable to the period ending as of 12:01 a.m. on May 1, 2015 using an “interim closing of the books” method in a manner consistent with the requirements of Section 706(d) of the Code.
(e)    Disposition Fee. Notwithstanding Section 5.3(b) of the Master Partnership Agreement to the contrary, Monogram Residential REIT TRS Holding, LLC (as the current holder of the right to any Disposition Fee under the Master Partnership Agreement) shall be entitled to an aggregate Disposition Fee in the amount of One Million and 00/100 Dollars ($1,000,000.00) in full payment of the Disposition Fee under the Master Partnership Agreement applicable to the acquisition of the Master Partnership Interests and the SG Interest in the Acquired Entities pursuant to the Acquisition Transaction and the Stone Gate Acquisition Transaction. Such Disposition Fee shall be paid by the Master Partnership to Monogram Residential REIT TRS Holding, LLC at Closing.
(f)    Distribution of Proceeds.
(i)    Notwithstanding any provision contained in the Master Partnership Agreement to the contrary, Master Partnership, General Partner and Limited Partner agree that the Master Partnership Purchase Price (as adjusted pursuant to the adjustments set forth in this Agreement, including, without limitation, in Sections 2(d), 2(c) and 4 of this Agreement) and any Purchase Price Return paid to the Master Partnership in accordance with Section 2(c) with respect to the Acquisition Transaction shall be distributed promptly upon Closing in accordance with Section 5(a)(i) to General Partner and Limited Partner as follows: one percent (1%) to General Partner and ninety-nine percent (99%) to Limited Partner.

(ii)    Notwithstanding any provision contained in the Master Partnership Agreement to the contrary, Master Partnership, SG Seller, General Partner and Limited Partner agree that the SG Purchase Price (as adjusted pursuant to the adjustments set forth in this Agreement, including, without limitation, in Section 2(d) of this Agreement) and any Purchase Price Return paid to SG Seller in accordance with Section 2(c) with respect to the Stone Gate Acquisition Transaction shall be distributed promptly upon Closing in accordance with Section 5(a)(ii) as follows: (A) first by SG Seller, one hundred percent (100%) of such amount to Monogram Residential Waterford Place Venture, LLC (“Waterford Venture”), (B) then by Waterford Venture, fifty-five percent (55%) of such amount to Monogram Residential Waterford Place, LLC and forty-five percent (45%) of such amount to the Master Partnership, and (C) then by the Master Partnership of the amount received from Waterford Venture pursuant to the foregoing clause (B), one percent (1%) of such amount to the General Partner and ninety-nine percent (99%) of such amount to the Limited Partner.
(g)    Maintenance of REIT Status. Each Subsidiary REIT through which an Acquired Entity invests shall maintain its REIT status at all times through the end of its taxable year that includes the Effective Date.
(h)    Withholding. Buyer, the Master Partnership, SG Seller and the General Partner shall be entitled to deduct and withhold from the consideration payable to any Person pursuant to this Agreement an amount not in excess of the amount such Person is required to deduct and withhold with respect to the payment of such consideration under the Code or any Tax or other Applicable Law. To the extent that amounts are so withheld by or on behalf of Buyer, the Master Partnership, SG Seller or the General Partner, and paid over to the appropriate taxing authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to such Person in respect of which such deduction and withholding was made.
3.Conversion Transaction.

(a)    Conversion. Notwithstanding any provision contained in the Master Partnership Agreement to the contrary, General Partner and Limited Partner hereby agree that, from and after Closing, (x) the Converted Projects shall be deemed “Additional Projects” for all purposes under the Master Partnership Agreement (the “Conversion Transaction”) as if the Master Partnership had acquired its Partnership Proportionate Interest in each such Converted Project on the Effective Date at the net value set forth opposite such Converted Project on Exhibit B attached hereto and made a part hereof, (y) the General Partner and the Limited Partner shall be deemed to have made Capital Contributions at Closing with respect to New Projects under the Master Partnership Agreement in an aggregate amount equal to their respective Percentage Interests in the Partnership Proportionate Interest in the net values set forth opposite the Converted Projects on Exhibit B attached hereto and made a part hereof, and (z) the Subsidiary REITs and Ventures owning the Converted Projects shall be deemed “New Subsidiary REITs” and “New Ventures”, respectively, for all purposes under the Master Partnership Agreement. The General Partner shall use commercially reasonable efforts to cause New Subsidiary REIT agreements (in the form required by the Master Partnership Agreement, but with such changes thereto as are necessary to address the prior issuance of preferred shares in the Subsidiary REITs to which they relate) to be executed and delivered with respect to the Converted Projects within thirty (30) days following the date hereof, and promptly following the execution of the same, the General Partner shall provide copies thereof to the Limited Partner.
(b)    Existing Projects. For the avoidance of doubt, General Partner and Limited Partner hereby acknowledge and agree that, subject to the consummation of the Closing, from and after Closing the Master Partnership will no longer own any “Existing Projects” under the Master Partnership Agreement. Consequently, subject to the consummation of the Closing, from and after Closing, the terms and provisions of the Master Partnership Agreement shall be read and interpreted as though the Master Partnership has disposed of all of its interests in the Existing Projects, the Existing Subsidiary REITS and the Existing Ventures.
(c)    Disposition Fee. Notwithstanding Section 5.3(b) of the Master Partnership Agreement to the contrary, the General Partner shall not be entitled to a Disposition Fee with respect to the Converted Projects as a result of the Conversion Transaction.
(d)    Acquisition Costs. Notwithstanding Section 5.7 of the Master Partnership Agreement to the contrary, the General Partner shall not be entitled to a non-accountable expense reimbursement with respect to the Converted Projects as a result of the Conversion Transaction.
4.    Existing Project Incentive Distributions. Concurrently with the Closing, General Partner and Limited Partner hereby agree that Master Partnership shall make an Existing Project Incentive Distribution to the General Partner (or its Affiliate) in an amount equal to Three Million Five Hundred Thousand and 00/100 Dollars ($3,500,000.00) (the “Current Existing Project Incentive Distribution”) in full satisfaction of all Existing Project Incentive Distributions that have accrued under the Master Partnership Agreement with respect to Existing Projects. If the Closing does not occur on or prior to May 1, 2015, the Current Existing Project Incentive Distribution shall accrue an eight percent (8%) per annum return (the “Current Existing Project Incentive Distribution Return”) following May 1, 2015 until the earlier to occur of (and including): (x) the Effective Date or (y) July 1, 2015, which Current Existing Project Incentive Distribution Return shall be distributed by Master Partnership to the General Partner (or its Affiliate) at the Closing as additional Current Existing Project Incentive Distribution.
5.    Closing Deliveries.
(a)    At the Closing, Master Partnership shall deliver or cause to be delivered to the applicable Buyer, the Limited Partner, the General Partner and/or Monogram REIT (as applicable, as set forth below):
(i)    to the Limited Partner and the General Partner, payment in immediately available funds in accordance with Section 2(f)(i) of the Master Partnership Purchase Price (adjusted as provided in this Agreement);
(ii)    to the Limited Partner and the General Partner, payment in immediately available funds in accordance with Section 2(f)(ii) of the portion of the SG Purchase Price (adjusted as provided in this Agreement) distributed to the Master Partnership pursuant to Section 2(f)(ii);

(iii)    to the General Partner (or its Affiliate), payment in immediately available funds of the Current Existing Project Incentive Distribution and any Current Existing Project Incentive Distribution Return;
(iv)    to each applicable Buyer, executed counterparts of an Assignment and Assumption of Interest for each Master Partnership Interest evidencing the assignment and assumption of such Master Partnership Interest in the form attached hereto as Exhibit D (each, an “Assignment and Assumption Agreement”);
(v)    to each applicable Buyer, the Limited Partner and the General Partner, executed counterparts of the applicable Acquisition Closing Statement setting forth the Master Partnership Purchase Price, the adjustments set forth herein and the allocation of closing costs for the Acquisition Transaction and the Conversion Transaction;
(vi)    to Monogram REIT, on behalf of its applicable subsidiaries, executed counterparts of New Venture Agreements with respect to the Converted Projects;
(vii)    to each applicable Buyer, a true and complete copy, certified by the Master Partnership, of the approval of the Advisory Committee under the Master Partnership Agreement to the consummation of the transactions contemplated herein;
(viii)    to each applicable Buyer, a certificate of non-foreign status pursuant to Section 1445 of the Internal Code, as amended; and
(ix)    to each applicable Buyer and General Partner, any additional documents required to be delivered pursuant to this Agreement or that such applicable Buyer or General Partner may reasonably require for the proper consummation of the transaction contemplated by this Agreement.
(b)    At the Closing, SG Seller shall deliver or cause to be delivered to the applicable Buyer, the Limited Partner, the General Partner and/or Monogram REIT (as applicable, as set forth below):
(i)to the applicable Buyer, executed counterparts of an Assignment and Assumption Agreement evidencing the assignment and assumption of the SG Interest;
(ii)to the applicable Buyer, the Limited Partner and the General Partner, executed counterparts of the applicable Acquisition Closing Statement setting forth the SG Purchase Price, the adjustments set forth herein and the allocation of closing costs for the Stone Gate Acquisition Transaction;
(iii)to the applicable Buyer, a certificate of non-foreign status pursuant to Section 1445 of the Internal Code, as amended; and
(iv)to the applicable Buyer, any additional documents required to be delivered pursuant to this Agreement or that such applicable Buyer may reasonably require for the proper consummation of the transaction contemplated by this Agreement.

(c)    At the Closing, Limited Partner shall deliver or cause to be delivered to Buyer and/or General Partner (as applicable, as set forth below):
(i)    to General Partner, executed counterparts of Amendment No. 1;
(ii)    to General Partner and Buyer, reasonable evidence of the authority of the Limited Partner to execute and deliver this Agreement and consummate the transactions contemplated herein; and
(iii)    to Buyer and General Partner, any additional documents required to be delivered pursuant to this Agreement or that Buyer or General Partner may reasonably require for the proper consummation of the transaction contemplated by this Agreement.
(d)    At the Closing, each applicable Buyer shall deliver or cause to be delivered to Master Partnership, SG Seller and/or Limited Partner (as applicable, as set forth below):
(i)    to Master Partnership, payment in immediately available funds of the Master Partnership Purchase Price, as adjusted pursuant to the adjustments set forth in this Agreement, and any Purchase Price Return with respect to the Master Partnership Purchase Price;
(ii)    to SG Seller, payment in immediately available funds of the SG Purchase Price, as adjusted pursuant to the adjustments set forth in this Agreement, and any Purchase Price Return with respect to the SG Purchase Price;
(iii)    to (as applicable) Master Partnership and SG Seller, counterparts of the Assignment and Assumption Agreements and each Acquisition Closing Statement executed by the applicable Buyer;
(iv)    to Master Partnership, SG Seller and Limited Partner, a true and complete copy, certified by an officer of Monogram REIT, of the resolutions duly and validly adopted by the board of Monogram REIT evidencing its authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated herein; and
(v)    to Master Partnership, SG Seller and Limited Partner, any additional documents required to be delivered pursuant to this Agreement or that Master Partnership, SG Seller and/or Limited Partner may reasonably require for the proper consummation of the transaction contemplated by this Agreement.
(e)    At the Closing, General Partner shall deliver or cause to be delivered to Master Partnership, Limited Partner and/or Monogram REIT (as applicable, as set forth below):
(i)    to Limited Partner, counterparts of Amendment No. 1 executed by the General Partner;

(ii)    to Master Partnership, Limited Partner and Monogram REIT, executed counterparts of New Venture Agreements with respect to the Converted Projects;
(iii)    to Master Partnership and Limited Partner, a true and complete copy, certified by an officer of Monogram REIT, of the resolutions duly and validly adopted by the board of Monogram REIT evidencing its authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated herein;
(iv)    to Master Partnership and Limited Partner, a certificate of an officer of Monogram REIT certifying the names and signatures of the officers of General Partner authorized to sign this Agreement and the other documents to be delivered hereunder and thereunder;
(v)    to Master Partnership and Limited Partner, a Commitment Letter executed by Monogram REIT with respect to the increased capital commitment of Monogram REIT as a result of the increased capital commitments of the Limited Partner and the General Partner under Amendment No. 1; and
(vi)    to Master Partnership and Limited Partner, any additional documents required to be delivered pursuant to this Agreement or that Master Partnership and/or Limited Partner may reasonably require for the proper consummation of the transaction contemplated by this Agreement.
6.    Closing Costs. Buyer and General Partner, on the one hand, and Limited Partner, on the other hand, shall each bear their own legal costs and expenses incurred in connection with the drafting, negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby (it being acknowledged and agreed that such legal costs and expenses shall not be allocated by the Parties to the Master Partnership); provided, however, any legal costs and expenses incurred by the Parties in drafting, negotiating and executing New Venture Agreements and New Subsidiary REIT agreements for the Converted Projects up to $20,000.00 shall be reflected in a closing statement and shall be paid by the Master Partnership. All other costs and expenses incurred in connection with the Acquisition Transaction and the Stone Gate Acquisition Transaction shall be allocated between Buyer and Master Partnership in accordance (x) with respect to the Acquired Projects, local custom in the area in which the Acquired Projects are located for properties similar to the Acquired Projects and (y) with respect to the Mezzanine Loan, with custom for the purchase and sale of mortgage and mezzanine loans, and the amounts so allocated shall be reflected in the applicable Acquisition Closing Statement.
7.    Representations and Warranties.
(a)    Master Partnership hereby represents and warrants to Buyer as of the date of this Agreement:
(i)    Organization, Authority and Qualification of the Master Partnership. Master Partnership is a limited partnership duly formed, validly existing and in good standing under the laws of Delaware. Master Partnership has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated herein. The execution and delivery of this Agreement by Master Partnership, the performance by Master Partnership of its obligations hereunder and the consummation by Master Partnership of the transactions contemplated by this Agreement have been duly authorized by all requisite action on the part of Master Partnership. This Agreement has been duly executed and delivered by Master Partnership, and (assuming due authorization, execution and delivery by the other Parties hereto) this Agreement constitutes legal, valid and binding obligations of Master Partnership, enforceable against Master Partnership in accordance with its respective terms except that (x) such enforcement may be subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors’ rights generally, and (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.
(ii)    Organization, Authority and Qualification of the Acquired Entities. The Acquired Entities and each subsidiary of the Acquired Entities is an entity duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation or incorporation and has all necessary corporate power and authority to own, operate or lease the Acquired Projects, Mezzanine Loan and/or assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted. The Acquired Entities and each subsidiary of the Acquired Entities is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary or desirable.
(iii)    Ownership of Interests. All of the Master Partnership Interests are owned of record and beneficially by Master Partnership, free and clear of all liens or encumbrances. There are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments relating to the Master Partnership Interests. Neither the Acquired Entities nor any subsidiary of an Acquired Entity have opted into Article 8 of the Uniform Commercial Code.
(iv)    No Conflict. The execution, delivery and performance of this Agreement by Master Partnership do not and will not (a) violate, conflict with or result in the breach of the organizational documents of Master Partnership, (b) conflict with or violate any law or governmental order applicable to Master Partnership, any Acquired Entity or any subsidiary of an Acquired Entity or (c) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, acceleration or cancellation of, any note, indebtedness, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, warranty, franchise or other instrument or arrangement to which Master Partnership, any Acquired Entity or any subsidiary of an Acquired Entity is a party or is bound.
(v)    Prohibited Persons and Transactions. Master Partnership is not a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the

Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not engage in any dealings or transactions or be otherwise associated with such persons or entities.
(b)    Each Buyer hereby represents and warrants to Master Partnership and the SG Seller as of the date of this Agreement:
(i)    Organization, Authority and Qualification of Buyer. Each Buyer is a limited liability company duly formed, validly existing and in good standing under the laws of Delaware. Each Buyer has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated herein. The execution and delivery of this Agreement by each Buyer, the performance by each Buyer of its obligations hereunder and the consummation by each Buyer of the transactions contemplated by this Agreement have been duly authorized by all requisite action on the part of each Buyer. This Agreement has been duly executed and delivered by each Buyer, and (assuming due authorization, execution and delivery by the other Parties hereto) this Agreement constitutes legal, valid and binding obligations of each Buyer, enforceable against each Buyer in accordance with its respective terms except that (x) such enforcement may be subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors’ rights generally, and (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.
(ii)    No Conflict. The execution, delivery and performance of this Agreement by each Buyer do not and will not (a) violate, conflict with or result in the breach of the organizational documents of such Buyer, (b) conflict with or violate any law or governmental order applicable to such Buyer or (c) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, acceleration or cancellation of, any note, indebtedness, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, warranty, franchise or other instrument or arrangement to which such Buyer is a party or is bound.
(iii)    Prohibited Persons and Transactions. Each Buyer is not a person or entity with whom U.S. persons or entities are restricted from doing business under OFAC of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not engage in any dealings or transactions or be otherwise associated with such persons or entities.

(c)    General Partner hereby represents and warrants to Master Partnership and Limited Partner as of the date of this Agreement:
(i)    Organization, Authority and Qualification of General Partner. General Partner is a limited liability company duly formed, validly existing and in good standing under the laws of Delaware. General Partner has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated herein. The execution and delivery of this Agreement by General Partner, the performance by General Partner of its obligations hereunder and the consummation by General Partner of the transactions contemplated by this Agreement have been duly authorized by all requisite action on the part of General Partner. This Agreement has been duly executed and delivered by General Partner, and assuming due authorization, execution and delivery by the other Parties hereto) this Agreement constitutes legal, valid and binding obligations of General Partner, enforceable against General Partner in accordance with its respective terms except that (x) such enforcement may be subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors’ rights generally, and (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.
(ii)    No Conflict. The execution, delivery and performance of this Agreement by General Partner do not and will not (a) violate, conflict with or result in the breach of the organizational documents of General Partner, (b) conflict with or violate any law or governmental order applicable to General Partner or (c) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, acceleration or cancellation of, any note, indebtedness, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, warranty, franchise or other instrument or arrangement to which General Partner is a party or is bound.
(iii)    Prohibited Persons and Transactions. General Partner is not a person or entity with whom U.S. persons or entities are restricted from doing business under OFAC of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not engage in any dealings or transactions or be otherwise associated with such persons or entities.
(d)    Limited Partner hereby represents and warrants to Master Partnership and General Partner as of the date of this Agreement:
(i)    Organization, Authority and Qualification of Limited Partner. The Title Holder is a Dutch foundation (stichting) and the Limited Partner is a Dutch fund for the joint account of the participants (fonds voor gemene rekening), each of which is duly formed and validly existing under the laws of the Netherlands. The Limited Partner has all requisite power and authority to own its assets and to carry on its activities as now being conducted. The Limited Partner has all requisite power and authority to enter into this Agreement and the other agreements contemplated to be entered into by it in connection herewith and to carry out the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by Limited Partner, the performance by Limited Partner of its obligations hereunder and the consummation by Limited Partner of the transactions contemplated by this Agreement have been duly authorized by all requisite action on the part of Limited Partner. This Agreement has been duly executed and delivered by Limited Partner, and (assuming due authorization, execution and delivery by the other Parties hereto) this Agreement constitutes legal, valid and binding obligations of Limited Partner, enforceable against Limited Partner in accordance with its terms except that (x) such enforcement may be subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors’ rights generally, and (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.
(ii)    No Conflict. The execution, delivery and performance of this Agreement by Limited Partner do not and will not (a) violate, conflict with or result in the breach of the organizational documents of Limited Partner, (b) conflict with or violate any law or governmental order applicable to Limited Partner or (c) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, acceleration or cancellation of, any note, indebtedness, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, warranty, franchise or other instrument or arrangement to which Limited Partner is a party or is bound.
(iii)    Prohibited Persons and Transactions. Limited Partner is not a person or entity with whom U.S. persons or entities are restricted from doing business under OFAC of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not engage in any dealings or transactions or be otherwise associated with such persons or entities.
(e)    SG Seller hereby represents and warrants to Buyer as of the date of this Agreement:
(i)    Organization, Authority and Qualification of SG Seller. SG Seller is a limited liability company duly formed, validly existing and in good standing under the laws of Delaware. SG Seller has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated herein. The execution and delivery of this Agreement by SG Seller, the performance by SG Seller of its obligations hereunder and the consummation by SG Seller of the transactions contemplated by this Agreement have been duly authorized by all requisite action on the part of SG Seller. This Agreement has been duly executed and delivered by SG Seller, and (assuming due authorization, execution and delivery by the other Parties hereto) this Agreement constitutes legal, valid and binding obligations of SG Seller, enforceable against SG Seller in accordance with its respective terms except that (x) such enforcement may be subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors’ rights generally, and (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.
(ii)    Organization, Authority and Qualification of Subsidiaries of SG Seller. Each subsidiary of the SG Seller is an entity duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation or incorporation and has all necessary corporate power and authority to own, operate or lease the assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted. Each subsidiary of SG Seller is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary or desirable.
(iii)    Ownership of Interests. The SG Interest is owned of record and beneficially by SG Seller, free and clear of all liens or encumbrances. There are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments relating to the SG Interest.
(iv)    No Conflict. The execution, delivery and performance of this Agreement by SG Seller do not and will not (a) violate, conflict with or result in the breach of the organizational documents of SG Seller or any subsidiary of SG Seller, (b) conflict with or violate any law or governmental order applicable to SG Seller or any subsidiary of SG Seller or (c) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, acceleration or cancellation of, any note, indebtedness, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, warranty, franchise or other instrument or arrangement to which SG Seller or any of its subsidiaries is a party or is bound.
(v)    Prohibited Persons and Transactions. SG Seller is not a person or entity with whom U.S. persons or entities are restricted from doing business under OFAC of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not engage in any dealings or transactions or be otherwise associated with such persons or entities.

8.    Notices. All notices, consents, approvals and requests required or permitted hereunder (each, a “Notice”) shall be given in writing and shall be effective for all purposes if either hand delivered with receipt acknowledged, or by a nationally recognized overnight delivery service (such as Federal Express), or by certified or registered United States mail, return receipt requested, postage prepaid, or by electronic mail (so long as such electronic mail expressly states that it is intended to be deemed a notice pursuant to this Section 8, in each case addressed as follows (or to such other address or Person as a party shall designate from time to time by notice to the other party):

If to Master Partnership, SG Seller, Buyer, or General Partner, addressed as follows:

c/o Monogram Residential Trust, Inc.
5800 Granite Pkwy, Suite 1000
Plano, Texas 75024
Attention:	Mark Alfieri, Ross Odland, and Dan Rosenberg
Email:	malfieri@monogramres.com
rodland@monogramres.com
drosenberg@monogramres.com

If to Limited Partner, addressed as follows:

Stichting Depositary PGGM Private Real Estate Fund,
acting in its capacity as title holder of and for the
account and risk of PGGM Private Real Estate Fund
c/o PGGM Vermogensbeheer B.V.
Noordweg-Noord 150
P.O. Box 117
3700 AC Zeist
The Netherlands
Attention:	Werner Sohier
Email:	Werner.sohier@pggm.nl

A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; in the case of overnight delivery, upon the first attempted delivery on a Business Day; or in the case of electronic mail, upon the transmission.

9.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed wholly within the State of Delaware and without regard to conflict of laws principles.

10.    Arbitration. To the extent (x) any dispute arises among any of the Parties under this Agreement and (y) such dispute is not resolved by such Parties within fifteen (15) days following written notice of such dispute from one Party to another Party (any such dispute described in the foregoing clauses (x) and (y), a “Dispute”), such Dispute shall be arbitrated in the Court of Chancery of the State of Delaware (the “Court”) pursuant to 10 Del. C. §349. The Parties submit to the exclusive jurisdiction of the Court and agree to take all steps necessary or advisable, including execution of documents to be filed with the Court, in order to properly submit the Dispute for Arbitration (as defined in the Rules of the Court of Chancery (the “Chancery Rules”)) in accordance with this Section 10, and each Party agrees that it shall raise no objection to the submission of the Dispute to Arbitration in accordance with this Section 10 and further irrevocably waives, to the fullest extent permitted by law, any objection it may have or hereafter have to the submission of the Dispute for Arbitration or any right to lay claim to jurisdiction in any venue. Each Party waives any and all rights to have the Dispute decided by a jury. The Arbitration shall be conducted in accordance with the Chancery Rules pertaining to arbitration, except that the Parties agree that Rule 97(f) of the Chancery Rules shall not be argued or construed to abridge the right of any Party to take discovery pursuant to Rules 26 through 37, which are incorporated into the Arbitration proceedings by Rule 96(c) as currently in effect, the Parties also hereby opt to have the Arbitration governed by existing Rules 15, 41 and 45, and agree that the Arbitrator (as defined below) shall have the power, either as Arbitrator, Chancellor or Vice Chancellor, to request the assistance of other courts through the process of granting a commission or commissions for discovery; provided that the Parties shall use their best efforts to cause third party discovery to proceed confidentially, and further provided that the Parties may agree to amend, modify or alter such rules, and/or adopt new rules, with the consent of the Arbitrator. Any such amendments shall be in writing and signed by an authorized representative of each Party. The Arbitration shall take place in Wilmington, Delaware or such other location as the Parties and the Arbitrator may agree. The Arbitration shall be presided over by one arbitrator (the “Arbitrator”) who shall be a Chancellor or Vice Chancellor of the Court appointed as an Arbitrator by the Court. Any issue concerning whether, or the extent to which, any Dispute is subject to Arbitration shall be decided exclusively by the Arbitrator. The arbitral award (the “Award”) shall (i) be rendered within 90 days after the request for Arbitration is submitted to the Court, (ii) be delivered in writing or orally, (iii) state the reasons for the Award, and (iv) be the sole and exclusive final and binding remedy with respect to the Dispute between and among the Parties. Judgment on the Award may be entered by the Arbitrator, in his or her role as Chancellor or Vice Chancellor on the docket of the Court upon application of any Party to the Arbitration, and such judgment may be entered subsequently upon the docket of any other court. The Parties waive any right to refer any question and any right of appeal to any court except that the Parties do not waive the right to enforce an order of the Arbitrator pursuant to 10 Del. C. §349(c). The Award shall be deemed an award of the United States, the relationship between the Parties shall be deemed commercial in nature, and any Dispute arbitrated pursuant to this Section 10 shall be deemed commercial. The Arbitrator shall have the authority to grant any equitable or legal remedies, excluding punitive or exemplary damages, that would be available in any judicial proceeding intended to resolve a Dispute, including, without limitation, entering injunctive relief pending the final decision or the rendering of the Award. The Parties hereto agree that, except as may be required by law, the Arbitration, and all matters relating thereto or arising thereunder, including, without limitation, the existence of the Dispute, the proceeding and all of its elements (including any pleadings, briefs or other documents submitted or exchanged, any testimony or other oral submissions, any third party discovery proceedings, including any discovery obtained pursuant thereto, and any decision of the Arbitrator or Award), shall be kept strictly confidential, and each Party hereby agrees that such information shall not be disclosed beyond: (i) the Arbitrator and necessary Court personnel; (ii) the participants in the Arbitration; (iii) those assisting the Parties in the preparation or presentation of the Arbitration; (iv) other employees or agents of the Parties with a need to know such information; and (v) any third parties that are subpoenaed or otherwise provide discovery in the Arbitration proceedings, only to the extent necessary to obtain such discovery. In all events, the Parties and any third parties participating in the Arbitration proceedings shall treat information pertaining to the Arbitration with the same care that they treat their most valuable proprietary secrets. Each Party shall bear its own legal fees and costs in connection with the Arbitration; provided, however, that each Party shall pay one-half of any filing fees, fees and expenses of the Arbitrator or other similar costs incurred by the Parties in connection with the prosecution of the Arbitration. The Parties acknowledge that the Arbitrator may impose rules different from, or in addition to, those set forth in this Section 10, and nothing in this Section 10 shall be construed to limit or restrict the Arbitrator from imposing any such rules; provided, however, that the Arbitrator shall not have authority to vary the Parties’ agreed upon rules set forth in this Section 10 above, absent the consent of the Parties. Notwithstanding the foregoing, each Party shall use its best efforts to cause the Arbitration to be conducted in accordance with the procedures set forth in the foregoing provisions of this Section 10, and hereby further waives the right to object to the conduct of the Arbitration in accordance therewith. Notwithstanding any provisions of this Agreement, the Chancery Rules, or any statute protecting the confidentiality of the Arbitration and proceedings taken in connection therewith, in the event that the prevailing respondent in the Arbitration (the “Respondent”) is required to defend himself, herself or itself in response to later proceedings instituted by the unsuccessful petitioner in the Arbitration (the “Petitioner”) in any court, relating to matters decided in the Arbitration, the Respondent shall be relieved of any obligation to hold confidential the Arbitration and its proceedings in order to submit, confidentially if and to the extent possible, sufficient information to such court to allow it to determine whether the doctrines of res judicata, collateral estoppel, bar by judgment, or other, similar doctrines apply to such subsequent proceedings. Notwithstanding anything to the contrary set forth in this Section 10, if (i) any provision hereof requiring that the proceedings relating to the Arbitration be kept confidential, or requiring the Parties or any party to such proceedings or any matter arising therein to maintain the confidentiality thereof, is found to be invalid or unlawful, such provision shall be excluded from this Section 10 and the remaining provisions hereof shall be enforced to the fullest extent permitted by law, (ii) any amendment to 10 Del. C. § 349 is enacted after the date of this Agreement, or any change in the Rules of the Court are effected, and such amendment or change would render any provision of this Section 10 unenforceable thereunder, such provision shall be excluded and the remaining provisions of this Section 10 shall be enforced to the fullest extent permitted by law and such Rules, and (iii) a successor statute to 10 Del. C. § 349 and successor Rules thereunder are adopted, Section 10 shall be construed and interpreted in accordance with such successor statute and Rules and all references herein to 10 Del. C. § 349 and to the Rules thereunder shall be deemed, to the maximum extent possible, to be references to such successor statute and such successor Rules. In the event the Court (i) ceases to conduct arbitration proceedings pursuant to 10 Del. C. § 349 (or any successor thereto), (ii) cannot or will not agree to arbitrate a particular Dispute, or (iii) cannot or will not agree to treat the Arbitration proceedings as confidential and not of public record, any Dispute shall be submitted to arbitration before a former member of the Court selected in good faith by the Parties or, if no such member of the Court is willing to serve in such capacity or is then available to conduct the proceedings on the schedule contemplated hereby, by an arbitrator who has been admitted to practice in the Supreme Court of the State of Delaware, is a member in good standing of the Delaware Bar, and has been selected in good faith by the Parties. The Parties agree that this Section 10 shall apply to such proceeding to the maximum extent possible, with all references to 10 Del. C. § 349 and the Rules thereunder being deemed to refer to such statute and Rules as in effect on the date hereof.
11.    Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, nor consent to any departure by any Party therefrom, shall in any event be effective unless the same shall be in a writing signed by the Party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to or demand on any Party shall entitle such Party to any other or future notice or demand in the same, similar or other circumstances. Neither any failure nor any delay on the part of any Party in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege.
12.    Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
13.    Construction. The Parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of this Agreement and the documents and agreements attached hereto and contemplated hereby, and this Agreement and the documents and agreements attached hereto and contemplated hereby, shall not be subject to the principle of construing their meaning against the party which drafted same.
14.    Headings / Exhibits. The Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. The Exhibits attached hereto, are hereby incorporated by reference as a part of the Agreement with the same force and effect as if set forth in the body hereof.
15.    Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
16.    Entire Agreement. This Agreement and the Master Partnership Agreement (together with all exhibits, schedules and other agreements attached thereto or contemplated thereby) contain the entire agreement of the Parties in respect of the transactions contemplated hereby, and all prior agreements, understandings and negotiations among or between such parties, whether oral or written, are superseded by the terms of this Agreement and the Master Partnership Agreement.
17.    No Third Party Beneficiaries. This Agreement is solely for the benefit of the Parties hereto and nothing contained herein shall be deemed to confer upon anyone other than the Parties hereto any right to insist upon or to enforce the performance or observance of any of the obligations contained therein.
18.    Assignment. Without the prior written consent of the other Parties hereto, no Party shall have the right to assign this Agreement or its rights, titles, interests or obligations hereunder; provided, however, each Buyer shall have the right to designate Affiliates of such Buyer to take an assignment of the Master Partnership Interests at Closing.
19.    Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed signature page to this Agreement by electronic transmission (including PDF copies thereof) shall be as effective as delivery of a manually executed counterpart to this Agreement.
20.    Recourse to the Limited Partner. STICHTING DEPOSITARY PGGM PRIVATE REAL ESTATE FUND HAS EXECUTED THIS AGREEMENT IN ITS CAPACITY AS TITLE HOLDER OF AND FOR THE ACCOUNT AND RISK OF THE FUND. THE FUND IS NEITHER A PARTNERSHIP (PERSONENVENNOOTSCHAP) NOR A LEGAL ENTITY (RECHTSPERSOON) UNDER DUTCH LAW. THEREFORE, ANY CLAIMS AGAINST THE FUND AND/OR THE TITLE HOLDER ARE AGAINST THE TITLE HOLDER AS SUCH, AND NOT AGAINST THE PARTICIPANTS IN THE FUND WHO, ACCORDINGLY, ARE NOT LIABLE FOR THESE CLAIMS. RECOURSE FOR SUCH CLAIMS SHALL BE LIMITED TO THE ASSETS HELD BY THE TITLE HOLDER ON BEHALF OF THE FUND. THIS LIMITATION OF THE FUND’S LIABILITY APPLIES DESPITE ANY OTHER PROVISION OF THIS AGREEMENT AND EXTENDS TO ALL LIABILITIES AND OBLIGATIONS OF THE FUND IN ANY WAY CONNECTED WITH ANY REPRESENTATION, WARRANTY, CONDUCT, OMISSION, AGREEMENT OR TRANSACTION RELATED TO THIS AGREEMENT. NO SUIT AGAINST THE FUND MAY BE BROUGHT AGAINST ANY PERSON OTHER THAN THE TITLE HOLDER IN ITS CAPACITY AS SUCH.
[Remainder of Page Intentionally Left Blank;
Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first set forth above.

MASTER PARTNERSHIP:

MONOGRAM RESIDENTIAL MASTER
PARTNERSHIP I LP, a Delaware limited
partnership

By:	REIT MP GP, LLC, a Delaware limited
liability company, its General Partner

	By:	/s/ Ross P. Odland
	Name:	Ross P. Odland
	Title:	Senior Vice President, Portfolio Management

GENERAL PARTNER:

REIT MP GP, LLC, a Delaware Limited liability company

By:	/s/ Ross P. Odland
Name:	Ross P. Odland
Title:	Senior Vice President, Portfolio Management

[Signatures Continue on Following Page]

Signature Page to Transaction Agreement

LIMITED PARTNER:

STICHTING DEPOSITARY PGGM
PRIVATE REAL ESTATE FUND, acting in
its capacity as title holder of and for the account
and risk of PGGM Private Real Estate Fund,
represented by PGGM Vermogensbeheer B.V.
as its attorney-in-fact

By:	/s/ M.M. Klaassen
Name:	M.M. Klaassen
Title:	Attorney-in-fact

By:	/s/ B. Radecker
Name:	B. Radecker
Title:	Director

[Signatures Continue on Following Page]

Signature Page to Transaction Agreement

BUYER:

MONOGRAM RESIDENTIAL PROPERTY
HOLDINGS, LLC, a Delaware limited liability
company

By:	/s/ Ross P. Odland
Name:	Ross P. Odland
Title:	Senior Vice President, Portfolio Management

MONOGRAM RESIDENTIAL STONEGATE, LLC, a Delaware limited
liability company

By:	/s/ Ross P. Odland
Name:	Ross P. Odland
Title:	Senior Vice President, Portfolio Management

MONOGRAM RESIDENTIAL CUSTER,
LLC, a Delaware limited liability company

By:	/s/ Ross P. Odland
Name:	Ross P. Odland
Title:	Senior Vice President, Portfolio Management

SG SELLER:

MONOGRAM RESIDENTIAL
WATERFORD PLACE REIT, LLC, a
Delaware limited liability company

By:	MONOGRAM RESIDENTIAL
WATERFORD PLACE VENTURE,
LLC, a Delaware limited liability
company

By:	Monogram Residential Waterford
Place, LLC, a Delaware limited liability
company, its Manager

By:	/s/ Daniel J. Rosenberg
Name:	Daniel J. Rosenberg
Title:	Senior Vice President, General Counsel, and Secretary
[End of Signatures]

Signature Page to Transaction Agreement

EXHIBIT A
MASTER PARTNERSHIP INTERESTS:

Acquired Entity	Monogram REIT Percentage Interest	Master Partnership Percentage Interest	Acquired Project	Mezzanine Loan	Buyer	Purchase Price Allocation	Capital Expenditure Working Capital Adjustment
Monogram Residential Cameron House Venture, LLC	55%	45%	The Cameron 8710 Cameron Street, Silver Spring, MD.	None.	Monogram Residential Property Holdings, LLC	$29,288,660.71	$68,465.43
Monogram Residential Lovers Lane Venture I, LLC	74.1%	25.9%	Grand Reserve 6044 E. Lovers Lane, Dallas, TX	None.	Monogram Residential Property Holdings, LLC	$5,420,615.02	$44,331.83
Monogram Residential District Venture, LLC	55%	45%	The District at Universal 9702 Universal Boulevard, Orlando, FL	None.	Monogram Residential Property Holdings, LLC	$17,008,623.90	$5,991.71
Monogram Residential Prospect Venture, LLC	55%	45%	Skye 2905 Urban Flats 2905 Inca Boulevard, Denver, CO	None.	Monogram Residential Property Holdings, LLC	$29,205,000.00	$40,143.23
Monogram Residential St. Rose Venture, LLC	55%	45%	Veritas 3370 St. Rose Parkway, Henderson, NV	None.	Monogram Residential Property Holdings, LLC	$11,872,070.45	$5,725.16
Monogram Residential Custer Venture, LLC	55%	45%	None.	TDI Mezz 1300 N. Custer Road, Allen, Texas	Monogram Residential Custer, LLC	$6,359,850.00	$—

SG INTEREST:

Acquired Entity	SG Percentage Interest	Acquired Project	Buyer	Capital Expenditure Working Capital Adjustment
Monogram Residential Stonegate REIT, LLC	100%	Stone Gate 65 Silver Leaf Way, Marlborough, MA	Monogram Residential Stonegate, LLC (55%) Monogram Residential Property Holdings, LLC (45%)	$5,056.69

EXHIBIT B
CONVERTED PROJECTS, PARTNERSHIP PROPORTIONATE INTERESTS AND CONVERTED PROJECT NET VALUES

Converted Project	Partnership Proportionate Interests	Converted Project Net Values
55 Hundred 5500 Columbia Pike, Arlington, VA	45.00%	$33,875,961
Bailey’s Crossing 3602 S. 14th Street, Alexandria, VA	43.22%	$70,052,620
Satori 1111 E. Sunrise Boulevard, Ft. Lauderdale, FL	40.93%	$47,728,649
San Sebastian 24299 Paseo de Valencia, Laguna Woods, CA	45.00%	$31,854,974
Renaissance (Phase I & II) 1825 Galindo Street, Concord, CA	45.00% (Phase I) 45.00% (Phase II)	$52,600,000 (Phase I) $8,100,000 (Phase II)

EXHIBIT C
FORM OF AMENDMENT NO. 1
AMENDMENT NO. 1 TO FOURTH AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP OF
MONOGRAM RESIDENTIAL MASTER PARTNERSHIP I LP

THIS AMENDMENT NO. 1 TO FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (this “Amendment”) of Monogram Residential Master Partnership I LP, a Delaware limited partnership (the “Partnership”), is entered into as of [__], 2015 (the “Effective Date”), by and among REIT MP GP, LLC, a Delaware limited liability company, as the general partner (the “General Partner”), and Stichting Depositary PGGM Private Real Estate Fund (the “Title Holder”), a Dutch foundation (stichting), acting in its capacity as title holder of and for the account and risk of PGGM Private Real Estate Fund (the “Fund” and together with the Title Holder, “PGGM PRE Fund”), a Dutch fund for the joint account of the participants (fonds voor gemene rekening), as the sole limited partner.

W I T N E S S E T H:
WHEREAS, the General Partner, as the general partner, and PGGM PRE Fund, as the sole limited partner, entered into that certain Fourth Amended and Restated Agreement of Limited Partnership of Monogram Residential Master Partnership I LP, dated as of December 20, 2013 (the “Agreement”), which Agreement governs the business and affairs of the Partnership;
WHEREAS, contemporaneous with the execution of this Amendment, the General Partner, PGGM PRE Fund, the Partnership and certain other parties are entering into that certain Transaction Agreement, dated as of the Effective Date (the “Transaction Agreement”); and
WHEREAS, the General Partner and PGGM PRE Fund desire to amend the Agreement pursuant to the Transaction Agreement in accordance with the terms and provisions of this Amendment;
NOW, THEREFORE, in consideration of the mutual promises and obligations contained herein, the parties, intending to be legally bound hereby, do hereby agree as follows:
ARTICLE I.
DEFINITIONS

1.1    Agreement. The defined term “Agreement” in the Agreement shall mean the Agreement as amended by this Amendment and all subsequent amendments, restatements and modifications of the Agreement.
1.2    Defined Terms. Capitalized terms that are used but not defined in this Amendment shall have the meanings ascribed to such terms in the Agreement.

ARTICLE II.

AMENDMENT

2.1    Capital Commitments. The defined terms “BHMF Capital Commitment” and “PGGM Capital Commitment” are hereby deleted in their entirety and replaced, effective as of the Effective Date, with the following, respectively:
“BHMF GP Capital Commitment” means the sum of (a) $4,097,363.02, less (b) all BHMF GP Capital Contributions made with respect to New Projects, plus (c) any BHMF GP New Project Returned Amounts.
“PGGM Capital Commitment” means the sum of (a) $405,638,939.16, less (b) all PGGM PRE Fund Capital Contributions made with respect to New Projects, plus (c) any PGGM New Project Returned Amounts.
2.2    Waterford Venture Agreement. The references in Section 8.2(b)(xiv) to the Behringer Harvard Waterford Place Venture Amended and Restated Limited Liability Company Agreement, are hereby deleted.
2.3    Special Situation. The General Partner and PGGM PRE Fund acknowledge and agree that a Listing has occurred and the General Partner did not exercise its Special Situation Right with respect thereto, and that as a result, and without limiting the General Partner’s right to exercise the Special Situation Right pursuant to clauses (b) or (c) of the definition of “Special Situation”, the General Partner shall have no further right to exercise the Special Situation Right with respect to a Listing.
2.4    Transaction Agreement. The General Partner and PGGM PRE Fund hereby acknowledge and agree that, from and after the Effective Date, (x) the Converted Projects (as defined in the Transaction Agreement) shall be deemed “Additional Projects” for all purposes under the Agreement as if the Partnership had acquired its Partnership Proportionate Interest in each such Converted Project on the Effective Date at the net asset value set forth opposite such Converted Project on Exhibit A attached hereto and made a part hereof, (y) the General Partner and the PGGM PRE Fund shall be deemed to have made Capital Contributions with respect to New Projects under the Agreement in an aggregate amount equal to their respective Percentage Interests in the Partnership Proportionate Interests in the net asset values set forth opposite the Converted Projects on Exhibit A attached hereto and made a part hereof, and (z) the Subsidiary REITs and Ventures owning such Converted Projects shall be deemed “New Subsidiary REITs” and “New Ventures”, respectively, for all purposes under the Agreement. For the avoidance of doubt, General Partner and PGGM PRE Fund hereby acknowledge and agree that, upon the consummation of the Closing under the Transaction Agreement, from and after the Effective Date: (I) the Partnership will no longer own any “Existing Projects” under the Agreement, (II) the General Partner shall have no further right to any Existing Project Incentive Distributions under the Agreement, and (III) the terms and provisions of the Agreement shall be read and interpreted as though the Partnership has disposed of all of its interests in the Existing Projects, the Existing Subsidiary REITS and the Existing Ventures.
ARTICLE III.
MISCELLANEOUS
3.1    Remainder of Agreement. Except as expressly provided in this Amendment, the Agreement, as amended hereby, remains in full force and effect.
3.2    Miscellaneous. Sections 8.7, 15.1, 15.2, 15.5, 15.6 15.7, 15.8, 15.9, 15.10, 15.12, 15.13, 15.14, 15.15, 15.16, 15.17 and 15.19, of the Agreement shall apply equally to this Amendment as if set forth herein.
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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of Effective Date.

PGGM PRE FUND:

STICHTING DEPOSITARY PGGM
PRIVATE REAL ESTATE FUND, acting in
its capacity as title holder of and for the account
and risk of PGGM Private Real Estate Fund,
represented by PGGM Vermogensbeheer B.V.
as its attorney-in-fact

By:
Name:
Title:

By:
Name:
Title:

[Signatures Continue on Following Page]

Signature Page to Amendment to Partnership Agreement

GENERAL PARTNER:

REIT MP GP, LLC, a Delaware limited
liability company

By:
Name:
Title:

Signature Page to Amendment to Partnership Agreement

EXHIBIT A
CONVERTED PROJECTS AND CONVERTED PROJECT NET VALUES

Converted Project	Converted Project Net Values
55 Hundred 5500 Columbia Pike, Arlington, VA	$33,875,961
Bailey’s Crossing 3602 S. 14th Street, Alexandria, VA	$70,052,620
Satori 1111 E. Sunrise Boulevard, Ft. Lauderdale, FL	$47,728,649
San Sebastian 24299 Paseo de Valencia, Laguna Woods, CA	$31,854,974
Renaissance (Phase I & II) 1825 Galindo Street, Concord, CA	$52,600,000 (Phase I) $8,100,000 (Phase II)

EXHIBIT D
FORM OF ASSIGNMENT AND ASSUMPTION OF INTERESTS
THIS ASSIGNMENT AND ASSUMPTION OF INTERESTS (this “Assignment”), is made and entered into effective as of this [__] day of [__], 2015, by and between [_________], a [_________] (“Assignor”), and [_________], a [_________] (“Assignee”).
RECITALS:
A.Assignor and Assignee are a party to that certain Transaction Agreement among Assignor, Assignee and certain other parties a party thereto, dated as of the date hereof (the "Transaction Agreement"); and
B.Pursuant to the Transaction Agreement, Assignor has agreed to assign, convey, transfer and set over unto Assignee all of Assignor's right, title and interest in and to the interests in the entities described on Schedule 1 attached hereto and made a part hereof (collectively, the "Assigned Interests"), and Assignee has agreed to accept all of Assignor's right, title and interest in and to the Assigned Interests and to assume and agree to perform all obligations of Assignor under or in relation to the Assigned Interests that first arise or accrue on or after the date of this Assignment.
AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual agreement of the parties hereto and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.Assignor hereby assigns, conveys, transfers and sets over unto Assignee all of the Assigned Interests, and Assignee hereby accepts such assignment and hereby assumes and agrees to perform all obligations of Assignor under or in relation to the Assigned Interests that first arise or accrue on or after the date of this Assignment.
2.    This Assignment is made and entered into pursuant to the Transaction Agreement and is subject to all of the terms and provisions set forth in the Transaction Agreement.
3.    This Assignment may be executed by all parties in counterparts in which event each counterpart shall be deemed an original, and all of which shall constitute one and the same instrument.
4.    This Assignment shall be constructed in conformity with the laws of the State of Delaware, as applied to agreements whose only parties are residents of such state and which are to be performed entirely within such state.
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IN WITNESS WHEREOF, this Assignment has been executed by the parties to be effective as of the date first set forth above.

ASSIGNOR:	ASSIGNEE:
[__________________________], a [________________] By:_____________________________ Name:___________________________ Title:____________________________	[__________________________], a [________________] By:_______________________________ Name:_____________________________ Title:______________________________

SCHEDULE I

ASSIGNED INTERESTS